Exhibit 32

Certification pursuant to

18 U.S.C. Section 1350,

as adopted pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

Fredrick Schulman, Chairman, Chief Executive Officer and President and Edward J. Lipkus, Vice President and Chief Financial Officer of Vecta Inc. (the “Company”) each certify in their capacity as officers of the Company that they have reviewed the Annual Report of the Company on Form 10-K for the year ended December 31, 2022 and that to the best of their knowledge:

(1)	the Report fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934; and

(2)	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Fredrick Schulman
Date	March 31, 2023	Fredrick Schulman
Chairman, Chief Executive Officer and President

/s/ Edward J. Lipkus
Date	March 31, 2023	Edward J. Lipkus
Vice President and Chief Financial Officer